Exhibit List


         Exhibit No.               Description



            27 Financial Data Schedule for the six months ended July 2, 2000 (filed only electronically with the Securities and Exchange Commission).

            99 Restated Financial Data Schedule for the six months ended July 4, 1999 (filed only electronically with the Securities and Exchange Commission).